Exhibit 10.3

Execution Version

EMPLOYEE MATTERS AGREEMENT

between

AARON’S HOLDINGS COMPANY, INC.

(TO BE KNOWN AS PROG HOLDINGS, INC.)

and

THE AARON’S COMPANY, INC.

dated as of

November 29, 2020

i

ii

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT is entered into as of November 29, 2020 between Aaron’s Holdings Company, Inc., a Georgia corporation (“RemainCo”), and The Aaron’s Company, Inc., a Georgia corporation (“SpinCo”). RemainCo and SpinCo are sometimes referred to herein, individually, as a “Party,” and, collectively, as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in Article I hereof.

RECITALS

WHEREAS, SpinCo is a wholly owned subsidiary of RemainCo;

WHEREAS, the Board of Directors of RemainCo has determined that it is appropriate, desirable and in the best interests of RemainCo and its shareholders to effectuate the Distribution as described in the Separation and Distribution Agreement between RemainCo and SpinCo dated as of November 29, 2020 (the “Separation Agreement”);

WHEREAS, the Separation Agreement provides, among other things, subject to the terms and conditions thereof, for the Distribution and for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of SpinCo from RemainCo; and

WHEREAS, in order to ensure an orderly transition under the Separation Agreement, it will be necessary for the Parties to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“Additional RemainCo Stock Award” has the meaning set forth in Section 3.3(b)(i).

“Additional SpinCo Stock Award” has the meaning set forth in Section 3.3(a)(ii).

“Affiliate” has the meaning set forth in the Separation Agreement.

“Agreement” means this Employee Matters Agreement together with all Schedules hereto and all amendments, modifications and changes hereto and thereto entered into in accordance with Section 11.10.

“Ancillary Agreements” has the meaning set forth in the Separation Agreement.

“Benefit Arrangement” means any contract, agreement, policy, practice, program, plan, trust or arrangement (other than any Welfare Plan, RemainCo Retirement Plan, RemainCo Deferred Compensation Plan, SpinCo Retirement Plan, SpinCo Deferred Compensation Plan or any bonus, stock-based compensation or other form of incentive compensation), providing for benefits, perquisites or compensation of any nature to any Employee, or to any family member, dependent or beneficiary of any such Employee, including, travel and accident, tuition reimbursement, vacation, sick, personal or bereavement days, and holidays.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as codified at Part 6 of Subtitle B of Title I of ERISA and at Code Section 4980B and any similar applicable state law.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Confidential Information” has the meaning set forth in the Separation Agreement.

“Crossover Claim” has the meaning set forth in Section 9.2.

“Distribution” has the meaning set forth in the Separation Agreement.

“Distribution Date” has the meaning set forth in the Separation Agreement.

“Employee” means any RemainCo Employee, Former RemainCo Employee, SpinCo Employee or Former SpinCo Employee.

“Employee Transfer Date” means 11:59 p.m. Eastern Time on the Distribution Date.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Former RemainCo Employee” has the meaning set forth in Section 2.2(b).

“Former SpinCo Employee” has the meaning set forth in Section 2.2(c).

“NYSE” means the New York Stock Exchange.

“Parent Group Member” has the meaning set forth in the Separation Agreement.

“Participating RemainCo Employers” has the meaning set forth in Section 7.1.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Person” has the meaning set forth in the Separation Agreement.

“Post-Distribution RemainCo Share Price” means the simple average of the volume weighted average per share price of RemainCo Common Stock trading on the NYSE on each of the first three trading days following the Distribution Date.

“Post-Distribution SpinCo Share Price” means the simple average of the volume weighted average per share price of SpinCo Common Stock trading on the NYSE on each of the first three trading days following the Distribution Date.

“Pre-Distribution RemainCo Share Price” means the volume weighted average per share price of RemainCo Common Stock trading “regular way” on the NYSE on the Distribution Date.

“Privacy Contract” means any contract entered into in connection with applicable privacy protection laws or regulations.

“Registration Statement Effectiveness Date” means the first date on which the registration statement on Form S- 8 (or other appropriate form) contemplated by Section 11.7 shall be effective under the Securities Act of 1933.

“RemainCo” has the meaning set forth in the preamble to this Agreement.

“RemainCo Benefit Arrangement” means any Benefit Arrangement sponsored or maintained by a member of the RemainCo Group on the Employee Transfer Date.

“RemainCo Business” means the “Progressive Leasing and Vive Business” as defined in the Separation Agreement.

“RemainCo Common Stock” means the common stock of RemainCo, par value $0.50 per share.

“RemainCo Deferred Compensation Plan” means the Aaron’s, Inc. Deferred Compensation Plan, 2020 Restatement, as it may be amended from time to time.

“RemainCo Employee” means any individual who is employed by a member of the RemainCo Group on the Employee Transfer Date.

“RemainCo Equity Compensation Award” means each RemainCo RSA, RemainCo RSU, RemainCo PSU, RemainCo Option, Additional RemainCo Stock Award and Replacement RemainCo Option.

“RemainCo ESPP” means the Aaron’s, Inc. Employee Stock Purchase Plan, 2020 Restatement, as it may be amended from time to time.

“RemainCo Equity Plan” means any equity plan sponsored or maintained by a member of the RemainCo Group immediately prior to the Distribution Date, including the Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan and the Aaron’s, Inc. Amended and Restated 2015 Equity and Incentive Award Plan, 2020 Restatement, as it may be amended from time to time.

“RemainCo Group” means RemainCo and its Subsidiaries, other than any SpinCo Group Members.

“RemainCo Options” means options to purchase shares of RemainCo Common Stock granted pursuant to any of the RemainCo Equity Plans before the Distribution Date.

“RemainCo Option Exercise Price Ratio” means, with respect to a RemainCo Option, the quotient obtained by dividing (i) the per share exercise price of such RemainCo Option immediately prior to the Distribution Date, by (ii) the Pre-Distribution RemainCo Share Price.

“RemainCo PSUs” means all outstanding performance share units issued under any of the RemainCo Equity Plans before the Distribution Date.

“RemainCo PSU (Employee Method)” means unvested performance share units issued under any of the RemainCo Equity Plans in 2018 or 2019, which a RemainCo Employee, RemainCo Retiree or SpinCo Employee has elected (whether affirmatively or by default) to be adjusted in connection with the Distribution in accordance with Section 3.3(a)(ii)(A) or Section 3.3(b)(ii)(A), as applicable.

“RemainCo PSU (Shareholder Method)” means unvested performance share units issued under any of the RemainCo Equity Plans in 2018 or 2019, which a RemainCo Employee, RemainCo Retiree or SpinCo Employee has elected (whether affirmatively or by default) to be adjusted in connection with the Distribution in accordance with Section 3.3(a)(ii)(B) or 3.3(b)(ii)(B), as applicable.

“RemainCo Retirees” means the holders of one or more RemainCo RSUs, RemainCo PSUs, RemainCo RSAs or RemainCo Options under any of the RemainCo Equity Plans who will not be a RemainCo Employee or a SpinCo Employee and will not, as of the Distribution Date, be a member of the Board of Directors of either RemainCo or SpinCo, including those listed on Schedule 1.1(b).

“RemainCo Retirement Plan” means Aaron’s, Inc. Employees Retirement Plan as it may be amended from time to time.

“RemainCo RSAs” means all outstanding restricted stock awards granted under any of the RemainCo Equity Plans before the Distribution Date.

“RemainCo RSA (Employee Method)” means unvested restricted stock awards issued under any of the RemainCo Equity Plans in 2018 and 2019 which a RemainCo Employee, RemainCo Retiree or SpinCo Employee has elected (whether affirmatively or by default) to be adjusted in connection with the Distribution in accordance with Section 3.3(a)(ii)(A) or Section 3.3(b)(ii)(A), as applicable.

“RemainCo RSA (Shareholder Method)” means unvested restricted stock awards issued under any of the RemainCo Equity Plans in 2018 or 2019 which a RemainCo Employee, RemainCo Retiree or SpinCo Employee has elected (whether affirmatively or by default) to be adjusted in connection with the Distribution in accordance with Section 3.3(a)(ii)(B) or 3.3(b)(ii)(B), as applicable.

“RemainCo RSUs” means restricted stock units issued under any of the RemainCo Equity Plans before the Distribution Date that are not subject to performance conditions.

“RemainCo Stock Awards” means RemainCo RSUs, RemainCo PSUs and RemainCo RSAs granted under any of the RemainCo Equity Plans.

“RemainCo Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the RemainCo Group on the Employee Transfer Date.

“RemainCo Welfare Plan Participants” has the meaning set forth in Section 7.1.

“Replacement RemainCo Option” has the meaning set forth in Section 3.4(b).

“Replacement SpinCo Option” has the meaning set forth in Section 3.4(a).

“Replacement SpinCo Stock Award” has the meaning set forth in Section 3.3(a)(i).

“Separation Agreement” has the meaning set forth in the recitals to this Agreement.

“SpinCo” has the meaning set forth in the preamble to this Agreement.

“SpinCo Benefit Arrangement” means any Benefit Arrangement sponsored or maintained by a member of the SpinCo Group on the Employee Transfer Date.

“SpinCo Business” means the “Aaron’s Business” as defined in the Separation Agreement.

“SpinCo Common Stock” means the common stock of SpinCo, par value $0.50 per share.

“SpinCo Deferred Compensation Plan” means the deferred compensation plan adopted by SpinCo and approved by RemainCo, as sole shareholder of SpinCo prior to the Distribution.

“SpinCo Employee” means any individual who is employed by a member of the SpinCo Group on the Employee Transfer Date.

“SpinCo Equity Compensation Award” means each Replacement SpinCo Stock Award, Additional SpinCo Stock Awards and Replacement SpinCo Option.

“SpinCo Equity Plan” means the equity and incentive plan adopted by SpinCo and approved by RemainCo, as sole shareholder of SpinCo prior to the Distribution under which the SpinCo stock-based awards described in Article III shall be issued.

“SpinCo ESPP” means the employee stock purchase plan adopted by SpinCo and approved by RemainCo, as sole shareholder of SpinCo prior to the Distribution.

“SpinCo Group” has the meaning set forth in the Separation Agreement.

“SpinCo Group Member” has the meaning set forth in the Separation Agreement.

“SpinCo Retirement Plan” means a defined contribution retirement plan intended to be qualified under Code Section 401(a) that is sponsored by any member of the SpinCo Group on the Employee Transfer Date.

“SpinCo Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the SpinCo Group on the Employee Transfer Date.

“Subsidiary” has the meaning set forth in the Separation Agreement.

“TSA” has the meaning set forth in the Separation Agreement.

“WARN” means the U.S. Worker Adjustment and Retraining Notification Act, and any applicable state or local law equivalent.

“Welfare Plan” means a “welfare plan” as defined in ERISA Section 3(1) and also means a cafeteria plan under Code Section 125 and any benefits offered thereunder, including pre-tax premium conversion benefits, a dependent care assistance program, contribution funding toward a health savings account and flex or cashable credits.

Section 1.2 Interpretation. In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other gender as the context requires; (b) the terms “hereof,” “herein” and “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement; (c) Article, Section or Schedule references are to the Articles, Sections and Schedules of or to this Agreement, unless otherwise specified; (d) unless otherwise stated, all references to any agreement (including this Agreement) shall be deemed to include the schedules, exhibits and annexes to such agreement; (e) any capitalized terms used in any Schedule to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement; (f) any reference herein to this Agreement, unless otherwise stated, shall be construed to refer to this Agreement as amended, supplemented or otherwise modified from time to time, in accordance with the terms thereof; (g) the word “including” and words of similar import when used in this Agreement means “including, without limitation,” unless otherwise specified; (h) unless otherwise specified, the word “or” shall not be exclusive; (i) unless otherwise specified in a particular case, the word “days” refers to calendar days; and (j) unless expressly stated to the contrary in this Agreement, all references to “the date hereof”, “the date of this Agreement”, “hereby” and “hereupon” and words of similar import shall all be references to November 29, 2020.

ARTICLE II

ASSIGNMENT OF EMPLOYEES

Section 2.1 Active Employees.

(a) SpinCo Employees. Except as otherwise set forth in this Agreement, effective as of the Employee Transfer Date, the employment of the SpinCo Employees will commence with, or be continued by, a member of the SpinCo Group. Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation as may be necessary to reflect such assignments and transfers.

(b) RemainCo Employees. Except as otherwise set forth in this Agreement, effective as of the Employee Transfer Date, the employment of the RemainCo Employees will commence with, or be continued by, a member of the RemainCo Group. Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation as may be necessary to reflect such assignments and transfers.

(c) At-Will Status. Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any member of the RemainCo Group or any member of the SpinCo Group to continue the employment of any employee for any period following the date of this Agreement or the Distribution or to change the employment status of any employee from “at will” to the extent such employee is an “at will” employee under applicable law.

(d) Severance. The Distribution and the assignment, transfer or continuation of the employment of employees as contemplated by this Section 2.1 shall not be deemed a severance of employment or separation from service of any employee for purposes of this Agreement and, any plan, policy, practice or arrangement of any member of the RemainCo Group or any member of the SpinCo Group.

(e) Change of Control/Change in Control. Neither the completion of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control” or “change in control” for purposes of any plan, policy, practice or arrangement relating to directors, employees or consultants of any member of the RemainCo Group or any member of the SpinCo Group.

Section 2.2 Former Employees.

(a) General Principles. Except as otherwise provided in this Agreement, each former employee of any member of the RemainCo Group or any member of the SpinCo Group as of the Employee Transfer Date will be considered a former employee of the RemainCo Group or the SpinCo Group based on his employer as of his last day of employment with any Parent Group Member or SpinCo Group Member.

(b) Former RemainCo Employees. For purposes of this Agreement, former employees of the RemainCo Group shall be deemed to include all employees who, as of their last day of employment, were employed by the RemainCo Group and will not be either a SpinCo Employee or a RemainCo Employee and the individuals listed on Schedule 2.2(b) (collectively, the “Former RemainCo Employees”).

(c) Former SpinCo Employees. For purposes of this Agreement, former employees of the SpinCo Group shall be deemed to include all employees who, as of their last day of employment, were employed by the SpinCo Group and will not be either a SpinCo Employee or a RemainCo Employee (collectively, the “Former SpinCo Employees”).

Section 2.3 Employment Law Obligations.

(a) WARN Act. Effective as of the Employee Transfer Date, (i) the RemainCo Group shall be responsible for providing any necessary WARN notice (and meeting any similar state law notice requirements) with respect to any termination of any RemainCo Employee and (ii) the SpinCo Group shall be responsible for providing any necessary WARN notice (and meeting any similar state law notice requirements) with respect to any termination of any SpinCo Employee.

(b) Compliance With Employment Laws. Effective as of the Employee Transfer Date, (i) each member of the RemainCo Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related laws and requirements relating to the employment of its RemainCo Employees and the treatment of any applicable Former RemainCo Employees in respect of their former employment, and (ii) each member of the SpinCo Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related laws and requirements relating to the employment of its SpinCo Employees and the treatment of any applicable Former SpinCo Employees in respect of their former employment.

Section 2.4 Employee Records. The following provisions shall apply, except as may be otherwise provided in the TSA:

(a) Records Relating to RemainCo Employees and Former RemainCo Employees. All records and data in any form relating to RemainCo Employees and Former RemainCo Employees shall be the property of the RemainCo Group, except that records and data pertaining to such an employee and relating to any period that such employee was (i) employed by any member of the SpinCo Group or (ii) covered under any employee benefit plan sponsored by any member of the SpinCo Group (to the extent that such records or data relate to such coverage) prior to the Employee Transfer Date shall be jointly owned by those members of the SpinCo Group and the RemainCo Group.

(b) Records Relating to SpinCo Employees and Former SpinCo Employees. All records and data in any form relating to SpinCo Employees and Former SpinCo Employees shall be the property of the SpinCo Group, except that records and data pertaining to such an employee and relating to any period that such employee was (i) employed by any member of the RemainCo Group or (ii) covered under any employee benefit plan sponsored by any member of the RemainCo Group (to the extent that such records or data relate to such coverage) prior to the Employee Transfer Date shall be jointly owned by those members of the RemainCo Group and the SpinCo Group.

(c) Sharing of Records. The Parties shall use their respective commercially reasonable efforts to provide the other Party such employee-related records and information as necessary or appropriate to carry out their respective obligations under applicable law (including any relevant privacy protection laws or regulations in any applicable jurisdictions or Privacy Contract), this Agreement, any other Ancillary Agreement or the Separation Agreement, and for the purposes of administering their respective employee benefit plans and policies. All information and records regarding employment, personnel and employee benefit matters of RemainCo Employees and Former RemainCo Employees shall be accessed, retained, held, used, copied and transmitted on and after the Employee Transfer Date by members of the RemainCo Group in accordance with all applicable laws, policies and Privacy Contracts relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records. All information and records regarding employment, personnel and employee benefit matters of SpinCo Employees and Former SpinCo Employees shall be accessed, retained, held, used, copied and transmitted on and after the Employee Transfer Date by members of the SpinCo Group in accordance with all applicable laws, policies and Privacy Contracts relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records.

(d) Access to Records. To the extent not inconsistent with this Agreement and any applicable privacy protection laws or regulations or Privacy Contracts, access to such records on and after the Employee Transfer Date will be provided to members of the RemainCo Group and members of the SpinCo Group in accordance with the Separation Agreement. In addition, notwithstanding anything to the contrary, the RemainCo Group shall be provided reasonable access to those records necessary for their administration of any plans or programs on behalf of RemainCo Employees and Former RemainCo Employees on and after the Employee Transfer Date as permitted by any applicable privacy protection laws or regulations or Privacy Contracts. The RemainCo Group shall also be permitted to retain copies of all restrictive covenant agreements with any SpinCo Employee or Former SpinCo Employee in which any member of the RemainCo Group has a valid business interest. In addition, the SpinCo Group shall be provided reasonable access to those records necessary for their administration of any plans or programs on behalf of SpinCo Employees and Former SpinCo Employees on and after the Employee Transfer Date as permitted by any applicable privacy protection laws or regulations or Privacy Contracts. The SpinCo Group shall also be permitted to retain copies of all restrictive covenant agreements with any RemainCo Employee or Former RemainCo Employee in which any member of the SpinCo Group has a valid business interest.

(e) Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, RemainCo and SpinCo shall (and shall cause their respective Subsidiaries to) comply with all applicable laws, regulations, Privacy Contracts and internal policies, and shall indemnify and hold harmless each other from and against any and all liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its Subsidiaries or their respective agents) to so comply with all applicable laws, regulations, Privacy Contracts and internal policies applicable to such information.

(f) No Access to Computer Systems or Files. Except as set forth in the Separation Agreement or any Ancillary Agreement, no provision of this Agreement shall give (i) any member of the RemainCo Group direct access to the computer systems or other files, records or databases of any member of the SpinCo Group or (ii) any member of the SpinCo Group direct access to the computer systems or other files, records or databases of any member of the RemainCo Group, unless specifically permitted by the owner of such systems, files, records or databases.

(g) Relation to Separation Agreement. The provisions of this Section 2.4 shall be in addition to, and not in derogation of, the provisions of the Separation Agreement governing Confidential Information, including Section 6.09 of the Separation Agreement.

(h) Confidentiality. Except as otherwise set forth in this Agreement, all records and data relating to Employees shall, in each case, be subject to the confidentiality provisions of the Separation Agreement and any other applicable agreement and applicable law.

(i) Cooperation. Each Party shall use commercially reasonable efforts to cooperate to share, retain and maintain data and records that are necessary or appropriate to further the purposes of this Section 2.4 and for each Party to administer its respective benefit plans to the extent consistent with this Agreement and applicable law, and each Party agrees to cooperate as long as is reasonably necessary to further the purposes of this Section 2.4. Except as provided under any Ancillary Agreement, no Party shall charge another Party a fee for such cooperation.

ARTICLE III

EQUITY AND INCENTIVE COMPENSATION PLANS

Section 3.1 General Principles.

(a) For the avoidance of doubt, the provisions of this Article III shall not apply unless the Distribution takes place. RemainCo and SpinCo shall take any and all reasonable action as shall be necessary and appropriate to further the provisions of this Article III.

(b) Where an award granted under one of the RemainCo Equity Plans is replaced by an award under the SpinCo Equity Plan in accordance with the provisions of this Article III, such award generally shall be on terms which are in all material respects identical to the terms of the award which it replaces (including any requirements of continued employment) but subject to any necessary changes to take into account (i) that the award relates to SpinCo Common Stock, (ii) that the SpinCo Equity Plan is administered by SpinCo, (iii) if applicable, that the grantee under the award is employed or affiliated with a new employer or plan sponsor, and (iv) the adjustments required by this Article III. Where an award granted under one of the RemainCo Equity Plans is adjusted in accordance with the provisions of this Article III, such award shall otherwise continue to retain the same terms and conditions of the original award, subject to any necessary changes to take into account that the grantee under the award is employed or affiliated with a new employer or plan sponsor, if applicable, and the adjustments required by this Article III.

(c) Subject to Section 3.8, following the Distribution, a grantee who has outstanding awards under one or more of the RemainCo Equity Plans and/or replacement or additional awards under the SpinCo Equity Plan shall be considered to have been employed by the applicable plan sponsor before and after the Distribution for purposes of (i) vesting and (ii) determining the date of termination of employment as it applies to any such award.

(d) No award described in this Article III, whether outstanding or to be issued, adjusted, substituted or cancelled by reason of or in connection with the Distribution, shall be adjusted, settled, cancelled, or exercisable, until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable law, including federal securities laws. Any period of exercisability will not be extended on account of a period during which such an award is not exercisable in accordance with the preceding sentence.

(e) Except as otherwise expressly provided in this Article III, from and after the Distribution Date, (i) SpinCo shall have sole responsibility for the administration of the SpinCo Equity Plan and the settlement of the SpinCo Equity Compensation Awards, and no member of the RemainCo Group shall have any liability or responsibility therefor, and (ii) RemainCo shall have sole responsibility for the administration of the RemainCo Equity Plans and the settlement of the RemainCo Equity Compensation Awards, and no member of the SpinCo Group shall have any liability or responsibility therefor. Notwithstanding the foregoing, SpinCo and its designees shall have exclusive authority and discretion with respect to all employment-related determinations or decisions required or permitted to be made by the applicable sponsor, administrator or employer entity under the terms of the RemainCo Equity Plans with respect to RemainCo Equity Compensation Awards held by SpinCo Employees, and RemainCo and its designees shall have exclusive authority and discretion with respect to all employment-related determinations or decisions required or permitted to be made by the applicable sponsor, administrator or employer entity under the terms of the SpinCo Equity Plan with respect to SpinCo Equity Compensation Awards held by RemainCo Employees. RemainCo and SpinCo agree to administer the RemainCo Equity Compensation Awards and SpinCo Equity Compensation Awards, respectively, in accordance with any determination or decision made by the other Party in accordance with the preceding sentence upon reasonable notice of such determination or decision.

(f) Notwithstanding Section 3.1(e), in the case of any outstanding RemainCo Equity Compensation Awards or SpinCo Equity Compensation Awards with respect to which (i) the award is vested as of the Distribution Date (or to the extent partially vested as of the Distribution Date) and (ii) a valid deferral election is in effect as of the Distribution Date, (x) RemainCo (or one or more members of the RemainCo Group, as designated by RemainCo) shall have sole responsibility for the settlement of those SpinCo Equity Compensation Awards held by RemainCo Employees, RemainCo Retirees or, as of the Distribution Date, members of the Board of Directors of RemainCo and (y) SpinCo (or one or more members of the SpinCo Group, as designated by SpinCo) shall have sole responsibility for the settlement of those RemainCo Equity Compensation Awards held by SpinCo Employees or, as of the Distribution Date, members of the Board of Directors of SpinCo.

(g) No fractional shares of Common Stock shall be issued or delivered pursuant to operation of Sections 3.3 or 3.4, and any fractional share otherwise payable shall be forfeited.

(h) Following the Distribution Date, (i) RemainCo shall be responsible for the payment of any dividend payable with respect to RemainCo RSAs and (ii) SpinCo shall be responsible for the payment of any dividend payable with respect to Additional SpinCo Stock Awards that are restricted stock awards.

Section 3.2 Tax Reporting and Withholding; Payment of Option Exercise Price.

(a) SpinCo (or one or more members of the SpinCo Group, as designated by SpinCo) shall be responsible for (i) the satisfaction of all tax reporting and withholding requirements in respect of the issuance, vesting or settlement, on or after the Distribution Date, of RemainCo Equity Compensation Awards and SpinCo Equity Compensation Awards held by SpinCo Employees and, as of the Distribution Date, members of the Board of Directors of SpinCo and (ii) remitting the appropriate tax or withholding amounts to the appropriate taxing authorities in respect of the distribution and vesting of all such awards.

(b) RemainCo (or one or more members of the RemainCo Group, as designated by RemainCo) shall be responsible for (i) the satisfaction of all tax reporting and withholding requirements in respect of the issuance, vesting or settlement, on or after the Distribution Date, of RemainCo Equity Compensation Awards and SpinCo Equity Compensation Awards held by RemainCo Retirees, RemainCo Employees and, as of the Distribution Date, members of the Board of Directors of RemainCo and (ii) remitting the appropriate tax or withholding amounts to the appropriate taxing authorities in respect of the distribution and vesting of all such awards.

(c) Upon the exercise of a Replacement RemainCo Option or a Replacement SpinCo Option, the exercise price of such stock option will be remitted in cash by the option administrator to the issuer of the option (the appropriate member of the RemainCo Group or the SpinCo Group, as applicable) and the applicable withholding taxes of such stock option will be remitted in cash by the option administrator to the entity (the appropriate member of the RemainCo Group or the SpinCo Group, as applicable) responsible for payroll taxes, withholding and reporting with respect to the option pursuant to this Section 3.2. Upon vesting or payment, as applicable, of RemainCo Stock Awards, Replacement SpinCo Stock Awards, Additional SpinCo Stock Awards and Additional RemainCo Stock Awards, the applicable withholding will be remitted in cash by the administrator to the entity (the appropriate member of the RemainCo Group or the SpinCo Group, as applicable) responsible for payroll taxes, withholding and reporting with respect to such awards pursuant to this Section 3.2. To the extent necessary to provide the withholding amount in cash to the entity responsible for payroll taxes, withholding, and reporting (e.g., in the case of share withholding), the issuer of the applicable award will provide the withholding amount in cash. If shares of SpinCo Common Stock or RemainCo Common Stock is withheld to satisfy tax withholding obligations in respect of the exercise, vesting or settlement of a RemainCo Equity Compensation Award or a SpinCo Equity Compensation Award, to the extent a Party is not responsible pursuant to this Section 3.2 for satisfying the applicable tax withholding and remittance requirements, such Party shall cooperate with the other Party and remit to the responsible Party cash in an amount sufficient to satisfy such requirements. Notwithstanding the foregoing, the method of remittance of the exercise price of any stock option or any applicable withholding taxes may vary for legal or administrative reasons.

(d) Any U.S. Federal, state and local income tax deduction arising as a result of the exercise, vesting or settlement of any RemainCo Equity Compensation Awards or SpinCo Equity Compensation Awards shall, in each case, be claimed (as permitted by applicable law and accounting principles) by the Party (or one of its Subsidiaries) that employs the individual with respect to whom such compensation deduction arises at the time that it arises or, if such individual is not then employed by any Party or a Subsidiary of a Party, by the Party that most recently employed such individual.

(e) Each Party shall use commercially reasonable efforts to cooperate to share, retain and maintain data and records that are necessary or appropriate to further the purposes of this Section 3.2, and each Party agrees to cooperate as long as is reasonably necessary to further the purposes of this Section 3.2. Without limiting the generality of the preceding sentence, the Parties shall reasonably cooperate so that the tax benefit of any deductions may be transferred to the other Party if it is determined by the Parties to be reasonable and appropriate and complies with applicable law and accounting principles. Except as provided under any Ancillary Agreement, no Party shall charge another Party a fee for such cooperation.

Section 3.3 Restricted Stock Units, Restricted Stock and Performance Stock Units.

(a) SpinCo Holders.

(i) 2020 Stock Awards to SpinCo Employees and RemainCo Retirees. Each grantee under any of the RemainCo Equity Plans (A) who will be a SpinCo Employee or a RemainCo Retiree and (B) in each case, who holds, as of the Distribution Date, one or more unvested RemainCo Stock Awards that were granted on or after January 1, 2020, shall receive, effective as of the Distribution Date and immediately prior to the Distribution, as a replacement award in substitution for each such RemainCo Stock Award (which shall be cancelled), a number of shares of restricted stock, restricted or deferred stock units or performance share units, as applicable, with respect to and payable in shares of SpinCo Common Stock (“Replacement SpinCo Stock Award”) under the SpinCo Equity Plan having a value immediately after the Distribution Date equal to the value of the shares of RemainCo Common Stock subject to the RemainCo Stock Award (calculated using the Pre-Distribution RemainCo Share Price), as calculated pursuant to the following provisions. In each case, the number of Replacement SpinCo Stock Award shall be equal to (C) divided by (D), where (C) is the Pre-Distribution RemainCo Share Price multiplied by the number of RemainCo Stock Awards that are being cancelled and replaced pursuant to this Section 3.3(a)(i), and (D) is the Post-Distribution SpinCo Share Price, with the resulting number of shares subject to the Replacement SpinCo Stock Award being rounded down to the nearest whole share or unit. Except as provided in the foregoing provisions of this Section 3.3(a)(i), Replacement SpinCo Stock Awards shall be granted on terms which are in all material respects identical (including with respect to vesting) to the terms of the applicable RemainCo Stock Awards which they replace.

(ii) Pre-2020 Stock Awards to SpinCo Employees.

(A) Employee Method Election. Each SpinCo Employee or RemainCo Retiree who holds, as of the Distribution Date, a RemainCo RSA (Employee Method) and/or RemainCo PSU (Employee Method) shall receive, effective as of the Distribution Date and immediately prior to the Distribution, as a replacement award in substitution for each such a RemainCo RSA (Employee Method) and/or RemainCo PSU (Employee Method) (which shall be cancelled), a Replacement SpinCo Stock Award under the SpinCo Equity Plan having a value immediately after the Distribution Date equal to the value of the shares of RemainCo Common Stock subject to the RemainCo RSA (Employee Method) and/or RemainCo PSU (Employee Method) (calculated using the Pre-Distribution RemainCo Share Price), as calculated pursuant to the following provisions. In each case, the number of Replacement SpinCo Stock Award shall be equal to (C) divided by (D), where (C) is the Pre-Distribution RemainCo Share Price multiplied by the number of RemainCo RSA (Employee Method) and/or RemainCo PSU (Employee Method) that are being cancelled and replaced pursuant to this Section 3.3(a)(ii)(A), and (D) is the Post-Distribution SpinCo Share Price, with the resulting number of shares subject to the Replacement SpinCo Stock Award being rounded down to the nearest whole share or unit. Except as provided in the foregoing provisions of this Section 3.3(a)(ii)(A), Replacement SpinCo Stock Awards shall be granted on terms which are in all material respects identical (including with respect to vesting) to the terms of the applicable RemainCo RSA (Employee Method) and/or RemainCo PSU (Employee Method) which they replace.

(B) Shareholder Method Election; Vested Stock Awards. Each SpinCo Employee or RemainCo Retiree who holds, as of the Distribution Date, (A) a RemainCo RSA (Shareholder Method) and/or RemainCo PSU (Shareholder Method) or (B) a vested RemainCo Stock Award that has not been settled as of the Distribution Date shall receive, effective as of the Distribution Date and immediately prior to the Distribution, for each such RemainCo Stock Award, an additional number of shares of restricted stock, restricted or deferred stock units or performance share units, as applicable, with respect to and payable in shares of SpinCo Common Stock (the “Additional SpinCo Stock Awards”) under the SpinCo Equity Plan. In each case, the number of shares of SpinCo Common Stock subject to an award of Additional SpinCo Stock Awards shall be equal to the number of shares of SpinCo Common Stock that would have been distributed in the Distribution with respect to the number of shares of RemainCo Common Stock subject to the grantee’s RemainCo Stock Awards, with the resulting number of shares subject to the Additional SpinCo Stock Award being rounded down to the nearest whole share or unit. Except as provided in the foregoing provisions of this Section 3.3(a)(ii)(B). Additional SpinCo Stock Awards shall be granted on terms which are in all material respects identical (including with respect to vesting) to the terms of the RemainCo Stock Awards with respect to which they are granted.

(iii) Stock Awards to SpinCo Directors. Each grantee under any of the RemainCo Equity Plans (A) who will not be a SpinCo Employee but will serve on the Board of Directors of SpinCo immediately after the Distribution Date and (B) who holds, as of the Distribution Date, one or more unvested RemainCo Stock Awards or vested RemainCo Stock Awards that have not been settled as of the Distribution Date shall receive, effective as of the Distribution Date and immediately prior to the Distribution, for each such RemainCo Stock Awards, an Additional SpinCo Stock Award under the SpinCo Equity Plan. In each case, the number of shares of SpinCo Common Stock subject to an award of Additional SpinCo Stock Awards shall be equal to the number of shares of SpinCo Common Stock that would have been distributed in the Distribution with respect to the number of shares of RemainCo Common Stock subject to the grantee’s RemainCo Stock Award, with the resulting number of shares subject to the Additional SpinCo Stock Award being rounded down to the nearest whole share or unit. Except as provided in the foregoing provisions of this Section 3.3(a)(iii). Additional SpinCo Stock Awards shall be granted on terms which are in all material respects identical (including with respect to vesting) to the terms of the RemainCo Stock Awards with respect to which they are granted.

(b) RemainCo Holders.

(i) 2020 Stock Awards to RemainCo Employees. Each grantee under any of the RemainCo Equity Plans (A) who will be a RemainCo Employee and (B) who holds, as of the Distribution Date, one or more unvested RemainCo Stock Awards that were granted on or after January 1, 2020, shall receive, effective as of the Distribution Date and immediately prior to the Distribution, for each such RemainCo Stock Award (in lieu of receiving any SpinCo restricted stock, restricted or deferred stock units or performance share units, as applicable, in connection with such RemainCo Stock Award), a number of additional restricted stock, restricted or deferred stock units or performance share units, as applicable, with respect to and payable in RemainCo Common Stock (the “Additional RemainCo Stock Awards”), under one of the RemainCo Equity Plans. In each case, the number of shares of RemainCo Common Stock subject to an Additional RemainCo Stock

Award shall be equal to the product of (C) and (D), where (C) is the number of shares of RemainCo Common Stock covered by the original RemainCo Stock Award and (D) is equal to (x) the Pre-Distribution RemainCo Share Price minus the Post-Distribution RemainCo Share Price, divided by (y) the Post-Distribution RemainCo Share Price, with the resulting number of shares subject to the Additional RemainCo Stock Award being rounded down to the nearest whole share or unit. Except as provided in the foregoing provisions of this Section 3.3(b)(i), Additional RemainCo Stock Awards shall be granted on such terms which are in all material respects identical (including with respect to vesting) to the terms of the RemainCo Stock Awards with respect to which they are granted.

(ii) Pre-2020 Stock Awards to RemainCo Employees.

(C) Employee Method Election. Each RemainCo Employee who holds, as of the Distribution Date, a RemainCo RSA (Employee Method) and/or RemainCo PSU (Employee Method) shall receive, effective as of the Distribution Date and immediately prior to the Distribution, for each such RemainCo RSA (Employee Method) and/or RemainCo PSU (Employee Method) (in lieu of receiving any SpinCo restricted stock or performance share units, as applicable, in connection with such RemainCo RSA and/or RemainCo PSU (Employee Method)), an Additional RemainCo Stock Award, under one of the RemainCo Equity Plans. In each case, the number of shares of RemainCo Common Stock subject to an Additional RemainCo Stock Award shall be equal to the product of (C) and (D), where (C) is the number of shares of RemainCo Common Stock covered by the original RemainCo RSA (Employee Method) and/or RemainCo PSU (Employee Method) and (D) is equal to (x) the Pre-Distribution RemainCo Share Price minus the Post-Distribution RemainCo Share Price, divided by (y) the Post-Distribution RemainCo Share Price, with the resulting number of shares subject to the Additional RemainCo Stock Award being rounded down to the nearest whole share or unit. Except as provided in the foregoing provisions of this Section 3.3(b)(ii)(A), Additional RemainCo Stock Awards shall be granted on such terms which are in all material respects identical (including with respect to vesting) to the terms of the RemainCo Stock Awards with respect to which they are granted.

(D) Shareholder Method Election. Each RemainCo Employee who holds, as of the Distribution Date, a RemainCo RSA (Shareholder Method) and/or RemainCo PSU (Shareholder Method) shall receive, effective as of the Distribution Date and immediately prior to the Distribution, for each such RemainCo RSA (Shareholder Method) and RemainCo PSU (Shareholder Method), an Additional SpinCo Stock Award under the SpinCo Equity Plan. In each case, the number of shares of SpinCo Common Stock subject to an award of Additional SpinCo Stock Awards shall be equal to the number of shares of SpinCo Common Stock that would have been distributed in the Distribution with respect to the number of shares of RemainCo Common Stock subject to the grantee’s RemainCo RSA (Shareholder Method) or RemainCo PSU (Shareholder Method), as applicable, with the resulting number of shares subject to the Additional SpinCo Stock Award being rounded down to the nearest whole share or unit. Except as provided in the foregoing provisions of this Section 3.3(b) (ii)(B), Additional SpinCo Stock Awards shall be granted on terms which are in all material respects identical (including with respect to vesting) to the terms of the RemainCo RSA (Shareholder Method) or RemainCo PSU (Shareholder Method) with respect to which they are granted.

(iii) Stock Awards to RemainCo Directors. Each grantee under any of the RemainCo Equity Plans (A) who will not be a RemainCo Employee but will serve on the Board of Directors of RemainCo immediately after the Distribution Date and (B) who holds, as of the Distribution Date, one or more unvested RemainCo Stock Awards or vested RemainCo Stock Awards that have not been settled as of the Distribution Date shall receive, effective as of the Distribution Date and immediately prior to the Distribution, for each such RemainCo Stock Award, an Additional SpinCo Stock Award under the SpinCo Equity Plan. In each case, the number of shares of SpinCo Common Stock subject to an award of Additional SpinCo Stock Awards shall be equal to the number of shares of SpinCo Common Stock that would have been distributed in the Distribution with respect to the number of shares of RemainCo Common Stock subject to the grantee’s RemainCo Stock Award, with the resulting number of shares subject to the Additional SpinCo Stock Award being rounded down to the nearest whole share or unit. Except as provided in the foregoing provisions of this Section 3.3(b)(ii), Additional SpinCo Stock Awards shall be granted on terms which are in all material respects identical (including with respect to vesting) to the terms of the RemainCo Stock Awards with respect to which they are granted.

(c) Any dividend with respect to an unvested RemainCo RSA that is accrued but unpaid as of the Distribution Date shall be adjusted consistent with the manner in which the RemainCo RSA to which such dividend relates is adjusted in accordance with this Section 3.3.

Section 3.4 Stock Options.

(a) SpinCo Holders. Each grantee under any of the RemainCo Equity Plans who will be a SpinCo Employee immediately after the Distribution Date shall receive, effective as of the Distribution Date and immediately prior to the Distribution, as a replacement award in substitution for each unvested and vested but unexercised RemainCo Option (which shall be cancelled), an option to purchase a number of shares of SpinCo Common Stock with respect to a number of shares of SpinCo Common Stock, as applicable, under the SpinCo Equity Plan (a “Replacement SpinCo Option”) in accordance with the following provisions:

(i) The number of shares of SpinCo Common Stock subject to a Replacement SpinCo Option shall be equal to the product of (i) the number of shares of RemainCo Common Stock subject to a RemainCo Option as of the Distribution Date and (ii) fraction, the numerator of which is the Pre-Distribution RemainCo Share Price and the denominator of which is the Post-Distribution SpinCo Share Price, with the resulting number of shares subject to the Replacement SpinCo Option being rounded down to the nearest whole share.

(ii) The per share exercise price of such Replacement SpinCo Option (rounded up to the nearest cent) shall be equal to the product obtained by multiplying (A) the Post-Distribution SpinCo Share Price, by (B) the RemainCo Option Exercise Price Ratio of the corresponding RemainCo Option.

Replacement SpinCo Options shall not be exercisable until the Registration Statement Effectiveness Date. Except as provided in the foregoing provisions of this Section 3.4(a), Replacement SpinCo Options granted under this Section 3.4(a) shall be granted on terms which are in all material respects identical (including with respect to vesting) to the terms of the RemainCo Options which they replace.

(b) RemainCo Holders. Each grantee under any of the RemainCo Equity Plans who will be a RemainCo Retiree or RemainCo Employee immediately after the Distribution Date, and who holds as of the Distribution Date one or more unvested or vested but unexercised RemainCo Options shall receive, effective as of the Distribution Date and immediately prior to the Distribution, in substitution for each such RemainCo Option (which shall be cancelled), an option to purchase a number of shares of RemainCo Common Stock with respect to a number of shares of RemainCo Common Stock, as applicable, under one of the RemainCo Equity Plans (a “Replacement RemainCo Option”) in accordance with the following provisions:

(i) The number of shares of RemainCo Common Stock subject to a Replacement RemainCo Option shall be equal to the product of (i) the number of shares of RemainCo Common Stock subject to a RemainCo Option as of the Distribution Date and (ii) a fraction, the numerator of which is the Pre-Distribution RemainCo Share Price and the denominator of which is the Post-Distribution RemainCo Share Price, with the resulting number of shares subject to the Replacement RemainCo Option being rounded down to the nearest whole share.

(ii) The per share exercise price of such Replacement RemainCo Option (rounded up to the nearest cent) shall be equal to the product obtained by multiplying (x) the Post-Distribution RemainCo Share Price, by (y) the RemainCo Option Exercise Price Ratio of the corresponding RemainCo Option.

Except as provided in the foregoing provisions of this Section 3.4(b), Replacement RemainCo Options shall be granted on terms which are in all material respects identical (including with respect to vesting) to the terms of the RemainCo Options which they replace.

(c) Notwithstanding anything to the contrary in this Section 3.4, the exercise price, the number of shares of RemainCo Common Stock and SpinCo Common Stock subject to each Replacement RemainCo Option and Replacement SpinCo Option, and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Section 409A of the Code. For purposes of Section 409A of the Code, the Pre-Distribution RemainCo Share Price shall be treated as the fair market value of a share of RemainCo Common Stock immediately prior to the substitutions described in this Section 3.4 and the Post-Distribution RemainCo Share Price and the Post-Distribution SpinCo Share Price shall be treated as the fair market value of a share of RemainCo Common Stock and the fair market value of a share of SpinCo Common Stock, respectively, immediately after such substitutions.

Section 3.5 Employee Stock Purchase Plan.

(a) The last purchase for all eligible Employees under the RemainCo ESPP for calendar year 2020 shall be with respect to the November 13, 2020 pay period. From and after such date, SpinCo Employees shall cease to be eligible to participate in the RemainCo ESPP, other than with respect to any final purchase to be made with respect to such last pay period. Notwithstanding the forgoing, the administrator of the RemainCo ESPP may establish an alternate date for (i) the cessation of SpinCo Employees’ participation in the RemainCo ESPP, and/or (ii) the last purchase for calendar year 2020 under the RemainCo ESPP, as it determines to be necessary or advisable to accommodate the operation and administration of the RemainCo ESPP.

(b) Effective on the Distribution Date, SpinCo shall adopt the SpinCo ESPP under which the options to purchase SpinCo Common Stock shall be granted to eligible SpinCo Employees, which SpinCo ESPP may have terms that are comparable to those in effect, as of immediately prior to the Distribution Date, under the RemainCo ESPP, including with such changes as are necessary and appropriate to reflect the Distribution and such other changes, modifications or amendments to the SpinCo ESPP as may be required by applicable law.

Section 3.6 Section 16(b) of the Exchange Act; Code Section 409A.

(a) By approving the adoption of this Agreement, the respective boards of directors of RemainCo and SpinCo intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by directors and executive officers of each of RemainCo and SpinCo, and the respective boards of directors of RemainCo and SpinCo also intend to expressly approve, in respect of any stock-based award, the use of any method for the payment of an exercise price and the satisfaction of any applicable tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of option shares from delivery in satisfaction of applicable tax withholding requirements) to the extent such method is permitted under the applicable equity incentive plan and award agreement.

(b) Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), RemainCo and SpinCo agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that, to the extent deemed desirable by RemainCo and SpinCo, the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a tax under Code Section 409A.

Section 3.7 Certain Bonus Payments.

(a) The Compensation Committee of the Board of Directors of RemainCo shall determine the annual incentive bonuses in respect of 2020 payable to eligible RemainCo Employees, Former RemainCo Employees, SpinCo Employees and Former SpinCo Employees prior to the Distribution Date, which annual incentive bonuses shall be payable at the time determined by the Compensation Committee of the Board of Directors; provided, however, that such annual incentive bonuses shall be payable no later than 2 1⁄2 months after the end of 2020, so as to continue to be exempt from Section 409A of the Code.

(b) SpinCo shall assume responsibility for the payment of bonuses to SpinCo Employees, Former SpinCo Employees and the individuals listed on Schedule 3.7(b) earned under RemainCo’s annual incentive plan (“SpinCo Bonus Obligations”). RemainCo shall retain responsibility for the payment of bonuses to RemainCo Employees and Former RemainCo Employees earned under RemainCo’s annual incentive plan. To the extent any of the SpinCo Bonus Obligations are paid by RemainCo, SpinCo shall promptly reimburse RemainCo for all such payments, including RemainCo’s share of the related payroll taxes, but in no event later than 30 days following SpinCo’s receipt of RemainCo’s written notice of such payments.

Section 3.8 Employment Treatment.

(a) Continuous employment with the SpinCo Group and the RemainCo Group following the Distribution Date will be deemed to be continuing service for purposes of vesting and exercisability for the SpinCo Equity Compensation Awards and the RemainCo Equity Compensation Awards. However, in the event that a SpinCo Employee terminates employment after the Distribution Date and becomes employed by the RemainCo Group, for purposes of Article III, the SpinCo Employee will be deemed terminated and the terms and conditions of the applicable equity plan under which grants were made will apply. Similarly, in the event that a RemainCo Employee terminates employment after the Distribution Date and becomes employed by the SpinCo Group, for purposes of Article III, the RemainCo Employee will be deemed terminated and the terms and conditions of the applicable equity plan under which grants were made will apply. In addition, a non-employee member of the Board of Directors of RemainCo or SpinCo will be treated in a similar manner to that described in this Section 3.8.

(b) If, after the Distribution Date, RemainCo or SpinCo identifies an administrative error in the individuals identified as holding RemainCo Equity Compensation Awards and SpinCo Equity Compensation Awards, the amount of such awards so held, the vesting level of such awards, or any other similar error, RemainCo and SpinCo will mutually cooperate in taking such actions as are necessary or appropriate to place, as nearly as reasonably practicable, the individual and RemainCo and SpinCo in the position in which they would have been had the error not occurred.

ARTICLE IV

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 4.1 General Principles.

(a) (i) Each member of the RemainCo Group and each member of the SpinCo Group shall take any and all reasonable action as shall be necessary or appropriate so that active participation in the RemainCo Retirement Plan and RemainCo Deferred Compensation Plan by all SpinCo Employees and Former SpinCo Employees shall terminate in connection with the Distribution as and when provided under this Agreement (or if not specifically provided under this Agreement, as of 11:59 p.m. on the day before the Employee Transfer Date). Each member of the SpinCo Group shall cease to be a participating employer under the terms of the RemainCo

Retirement Plan as of such time. Each member of the SpinCo Group shall cease to be an active participating employer under the terms of the RemainCo Deferred Compensation Plan as of such time, but, consistent with clause (iii) below, shall continue to have obligations to pay benefits to SpinCo Employees and Former SpinCo Employees under such plan and shall continue to be grantors under the rabbi trust established for such plan with respect to assets attributable to the SpinCo Employees’ and Former SpinCo Employees’ benefits, until such time as the liabilities under the RemainCo Deferred Compensation Plan and the assets under such plan’s rabbi trust are transferred to the SpinCo Deferred Compensation Plan and such plan’s rabbi trust, respectively.

(ii) Each member of the SpinCo Group and each member of the RemainCo Group shall take any and all reasonable action as shall be necessary or appropriate so that active participation in the SpinCo Welfare Plans and SpinCo Benefit Arrangements by all RemainCo Employees and Former RemainCo Employees shall terminate in connection with the Distribution as and when provided under this Agreement (or if not specifically provided under this Agreement, as of 11:59 p.m. on the day before the Employee Transfer Date), and each member of the RemainCo Group shall cease to be a participating employer under the terms of such SpinCo Welfare Plans and SpinCo Benefit Arrangements as of such time.

(iii) Except as otherwise provided in this Agreement, one or more members of the SpinCo Group (as designated by SpinCo) shall continue to be responsible for or assume, effective as of the Employee Transfer Date, all employee benefits liabilities for SpinCo Employees and Former SpinCo Employees, and any assets relating to such employee benefits for SpinCo Employees and Former SpinCo Employees shall be transferred to, or continue to be held by, one or more members of the SpinCo Group (as designated by SpinCo); and one or more members of the RemainCo Group (as designated by RemainCo) shall continue to be responsible for or assume, effective as of the Employee Transfer Date, all employee benefits liabilities for RemainCo Employees and Former RemainCo Employees, and any assets relating to such employee benefits for RemainCo Employees and Former RemainCo Employees shall be transferred to, or continue to be held by, one or more members of the RemainCo Group (as designated by RemainCo).

(b) Except as otherwise provided in this Agreement, effective as of the Employee Transfer Date, one or more members of the SpinCo Group (as determined by SpinCo) shall assume or continue the sponsorship of, and no member of the RemainCo Group shall have any further liability for or under, the following agreements, obligations and liabilities, and SpinCo shall indemnify each member of the RemainCo Group, and the officers, directors, and employees of each member of the RemainCo Group, and hold them harmless with respect to such agreements, obligations or liabilities:

(i) any and all individual agreements entered into between any member of the RemainCo Group and any SpinCo Employee or Former SpinCo Employee;

(ii) any and all agreements entered into between any member of the RemainCo Group and any individual who is an independent contractor providing services primarily for the business activities of the SpinCo Group;

(iii) any and all wages, salaries, incentive compensation (as the same may be modified by this Agreement), commissions and bonuses payable to any SpinCo Employees or Former SpinCo Employees after the Employee Transfer Date, without regard to when such wages, salaries, incentive compensation, commissions and bonuses are or may have been earned;

(iv) any and all moving expenses and obligations related to relocation, repatriation, transfers or similar items incurred by or owed to any SpinCo Employees or Former SpinCo Employees, whether or not accrued as of the Employee Transfer Date (other than such expenses and obligations incurred by RemainCo prior to the Employee Transfer Date as a result of which there is an existing liability as of the day before the Employee Transfer Date, all of which shall remain RemainCo’s obligation);

(v) any and all immigration-related, visa, work application or similar rights, obligations and liabilities related to any SpinCo Employees or Former SpinCo Employees; and

(vi) any and all liabilities and obligations whatsoever with respect to claims made by or with respect to any SpinCo Employees or Former SpinCo Employees in connection with any employee benefit plan, program or policy not otherwise retained or assumed by any member of the RemainCo Group pursuant to this Agreement, including such liabilities relating to actions or omissions of or by any member of the SpinCo Group or any officer, director, employee or agent thereof prior to the Employee Transfer Date.

(c) Except as otherwise provided in this Agreement, effective as of the Employee Transfer Date, no member of the SpinCo Group shall have any further liability for, and RemainCo shall indemnify each member of the SpinCo Group, and the officers, directors, and employees of each member of the SpinCo Group, and hold them harmless with respect to any and all liabilities and obligations whatsoever with respect to, claims made by or with respect to any RemainCo Employees or Former RemainCo Employees in connection with any employee benefit plan, program or policy not otherwise retained or assumed by any member of the SpinCo Group pursuant to this Agreement, including such liabilities relating to actions or omissions of or by any member of the RemainCo Group or any officer, director, employee or agent thereof prior to the Employee Transfer Date.

Section 4.2 Sponsorship and/or Establishment of SpinCo Plans. Welfare Plans in which both (i) RemainCo Employees or Former RemainCo Employees and (ii) SpinCo Employees or Former SpinCo Employees participate shall be divided into two separate plans, with one covering RemainCo Employees and Former RemainCo Employees sponsored by a member of the RemainCo Group, and the other covering SpinCo Employees and Former SpinCo Employees sponsored by a member of the SpinCo Group.

Section 4.3 Service Credit.

(a) Service for Eligibility and Vesting Purposes. Except as otherwise provided in any other provision of this Agreement, for purposes of eligibility and vesting under the SpinCo Retirement Plan, SpinCo Deferred Compensation Plan, SpinCo Welfare Plans and SpinCo Benefit Arrangements, SpinCo shall, and shall cause each member of the SpinCo Group to, credit each SpinCo Employee and Former SpinCo Employee with service for any period of employment with any member of the RemainCo Group prior to the Employee Transfer Date to the same extent such service would be credited if it had been performed for a member of the SpinCo Group.

(b) Service for Benefit Purposes. Except as otherwise provided in any other provision of this Agreement, and except to the extent the following would result in a duplication of benefits, (i) for purposes of benefit levels and accruals and benefit commencement entitlements under the SpinCo Retirement Plan, SpinCo Deferred Compensation Plan, SpinCo Welfare Plans and SpinCo Benefit Arrangements, SpinCo shall, and shall cause each member of the SpinCo Group to, credit each SpinCo Employee and Former SpinCo Employee with service for any period of employment with any member of the RemainCo Group prior to the Employee Transfer Date to the same extent that such service is taken into account pursuant to the terms of the RemainCo Retirement Plan, RemainCo Deferred Compensation Plan, SpinCo Welfare Plans and SpinCo Benefit Arrangements, and (ii) for purposes of benefit levels and accruals and benefit commencement entitlements under the RemainCo Retirement Plan, RemainCo Deferred Compensation Plan, SpinCo Welfare Plans and SpinCo Benefit Arrangements, RemainCo shall, and shall cause each member of the RemainCo Group to, credit each RemainCo Employee and Former RemainCo Employee with service for any period of employment with any member of the SpinCo Group prior to the Employee Transfer Date to the same extent such service would be credited if it had been performed for a member of the RemainCo Group.

(c) Evidence of Prior Service. Notwithstanding anything to the contrary, but subject to applicable law and the TSA, if applicable, upon reasonable request by one Party to the other Party, the first Party will provide to the other Party copies of any records available to the first Party to document such service, plan participation and membership of such Employees and cooperate with the first Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any Employee.

Section 4.4 Plan Administration.

(a) Administration. SpinCo shall use its best efforts to, and shall cause each member of the SpinCo Group to use its best efforts to, administer its benefit plans in a manner that does not jeopardize the tax-favored status of the tax-favored benefit plans maintained by any member of the RemainCo Group. RemainCo shall use its best efforts to, and shall cause each member of the RemainCo Group to use its best efforts to, administer its benefit plans in a manner that does not jeopardize the tax-favored status of the tax-favored benefit plans maintained by any member of the SpinCo Group.

(b) Participant Elections and Beneficiary Designations. All participant elections and beneficiary designations made under any plan sponsored by a member of the RemainCo Group or SpinCo Group prior to the effective date as of which assets or liabilities relating to that plan are transferred or allocated to a member of the SpinCo Group or RemainCo Group, as applicable, shall continue in effect under any plan maintained by any member of the SpinCo Group or RemainCo Group, as applicable, to which liabilities are transferred or allocated pursuant to this Agreement until such time as any applicable participant changes his elections or beneficiary designations in accordance with the procedures of the relevant plan, as the case may be, including deferral, investment, and payment form elections, dividend elections, coverage options and levels, beneficiary designations and the rights of alternate payees under qualified domestic relations orders.

ARTICLE V

RETIREMENT PLAN

Section 5.1 General Principles. Aaron’s, Inc. shall establish and adopt the SpinCo Retirement Plan effective as of November 6, 2020, for the benefit of the individuals employed in the SpinCo Business, and such individuals shall cease active participation in the RemainCo Retirement Plan as of that date. The SpinCo Retirement Plan shall continue to be maintained and sponsored by a member of the SpinCo Group on and after the Employee Transfer Date, and the RemainCo Retirement Plan shall continue to be maintained and sponsored by a member of the RemainCo Group on and after the Employee Transfer Date. The RemainCo Group and the SpinCo Group shall each be responsible for the funding of their respective retirement plans on and after the Employee Transfer Date.

Section 5.2 Retirement Plan Transfer. The SpinCo Retirement Plan shall contain provisions that will provide, among other things, benefits for each SpinCo Employee and Former SpinCo Employee, who is a participant with a remaining account balance in the RemainCo Retirement Plan immediately prior to the effective date of transfer of assets and liabilities from the RemainCo Retirement Plan to the SpinCo Retirement Plan (and each beneficiary and alternate payee of such person) (the “SpinCo Retirement Plan Beneficiaries”) substantially identical (except as provided in this Article V, and except that the SpinCo Retirement Plan may provide only a frozen RemainCo Common Stock fund and a frozen SpinCo Common Stock fund (i.e., a stock fund that will not allow new purchases of RemainCo Common Stock or SpinCo Common Stock (including any employer matching contributions in SpinCo Common Stock), respectively, but will allow participants to sell RemainCo Common Stock or SpinCo Common Stock, respectively) unless and until SpinCo otherwise determines, upon satisfaction of the requirements of applicable law, to allow purchases of SpinCo Common Stock in the SpinCo Common Stock fund) to those in effect for the SpinCo Retirement Plan Beneficiaries under the RemainCo Retirement Plan. Each SpinCo Employee who was an active participant in the RemainCo Retirement Plan on the day prior to the effective date of the SpinCo Retirement Plan shall participate in the SpinCo Retirement Plan effective from and after the effective date of the SpinCo Retirement Plan. SpinCo Employees and Former SpinCo Employees shall not make or receive additional contributions under the RemainCo Retirement Plan on and after the effective date of the SpinCo Retirement Plan, unless any such SpinCo Employee or Former SpinCo Employee shall become employed by any member of the RemainCo Group after such date and such member participates in the RemainCo Retirement Plan. A RemainCo Employee or Former RemainCo Employee shall not make or receive contributions under the SpinCo Retirement Plan unless any such RemainCo Employee or Former RemainCo Employee shall become employed by any member of the SpinCo Group on and after the effective date of the SpinCo Retirement Plan and such member participates in the SpinCo Retirement Plan. In the event a participant (other than a SpinCo Employee or RemainCo Employee) or his or her alternate payee or beneficiary has a remaining account balance in the RemainCo Retirement Plan immediately prior to the effective date of the transfer of assets from the RemainCo Retirement Plan to the SpinCo Retirement Plan in accordance with Section 5.4 and it cannot be determined prior to such effective date whether such participant is a Former SpinCo Employee or a Former RemainCo Employee, such participant shall be deemed to be a Former RemainCo Employee for purposes of this Article V.

Section 5.3 RemainCo Common Stock Fund. The RemainCo Retirement Plan may be amended, on or prior to the Distribution Date, to the extent determined to be necessary and appropriate by the sponsor of the RemainCo Retirement Plan, to provide that, following the Distribution and, if the transfer of assets described in Section 5.4 has not yet occurred, until such transfer: (i) the RemainCo Common Stock fund will hold the assets of the accounts of the SpinCo Retirement Plan Beneficiaries invested in the RemainCo Common Stock fund; (ii) the SpinCo Retirement Plan Beneficiaries will be prohibited from increasing their holdings in the RemainCo Common Stock fund; and (iii) the SpinCo Retirement Plan Beneficiaries may elect to liquidate their holdings in the RemainCo Common Stock fund and invest those monies in any other investment fund offered under the RemainCo Retirement Plan . RemainCo shall cause the RemainCo Retirement Plan to provide that SpinCo Retirement Plan Beneficiaries shall participate in the RemainCo Retirement Plan in respect of their accounts thereunder; provided, however, the sponsor of the RemainCo Retirement Plan may in its discretion provide that the RemainCo Common Stock fund shall no longer be offered as an investment alternative under the RemainCo Retirement Plan.

Section 5.4 Transfer of Accounts. As soon as administratively practicable after the effective date of the SpinCo Retirement Plan with a target transfer date of December 8, 2020, RemainCo will cause to be transferred from the trust under the RemainCo Retirement Plan to the trust under the SpinCo Retirement Plan the aggregate amount credited to the accounts of the SpinCo Retirement Plan Beneficiaries . The transfer shall, to the extent reasonably possible, be an in-kind transfer, subject to the reasonable consent of the trustee of the SpinCo Retirement Plan trust, and shall include the transfer of the aggregate assets held in the accounts relating to each SpinCo Retirement Plan Beneficiary under the RemainCo Retirement Plan and any participant loan notes held under such plan.

ARTICLE VI

DEFERRED COMPENSATION PLAN

Section 6.1 Establishment of the Deferred Compensation Plan. Effective as of the Distribution Date, SpinCo shall establish the SpinCo Deferred Compensation Plan, which shall have substantially the same terms as the RemainCo Deferred Compensation Plan as of such effective date. Notwithstanding the foregoing, SpinCo may make such changes, modifications or amendments to the SpinCo Deferred Compensation Plan as may be required by applicable law or as are necessary and appropriate to reflect the Distribution. Under the SpinCo Deferred Compensation Plan, SpinCo shall assume and honor the terms of all QDROs and any other domestic relations orders in effect under the RemainCo Deferred Compensation Plan in respect of SpinCo Employees immediately prior to the Distribution Date.

Section 6.2 Assumption of Liabilities from RemainCo. Effective as of the Distribution Date, SpinCo shall under the SpinCo Deferred Compensation Plan assume all liabilities under the RemainCo Deferred Compensation Plan for the benefit of SpinCo Employees and Former SpinCo Employees determined as of, or immediately prior to, the Distribution Date; and the RemainCo Deferred Compensation Plan shall be relieved of all liabilities for those benefits. RemainCo shall retain all liabilities under the RemainCo Deferred Compensation Plan for the benefit of RemainCo Employees and Former RemainCo Group Employees. From and after the Distribution Date, SpinCo Employees and Former SpinCo Employees shall cease to be participants in the RemainCo Deferred Compensation Plan.

Section 6.3 Transfer of Rabbi Trust Assets. Effective as of the Distribution Date (or as soon as administratively practicable thereafter), RemainCo shall cause assets held in the rabbi trust for the RemainCo Deferred Compensation Plan to be transferred to the rabbi trust that SpinCo shall establish for the SpinCo Deferred Compensation Plan. Assuming the total value of the assets held in the RemainCo rabbi trust as of the Distribution Date is equal to the value of the total benefit liabilities under the RemainCo Deferred Compensation Plan as of the Distribution Date, the total value of the assets transferred to the SpinCo rabbi trust will be equal to the benefit liabilities assumed by the SpinCo Deferred Compensation Plan. If the total value of the assets held in the RemainCo rabbi trust as of the Distribution Date is greater than the value of the total benefit liabilities under the RemainCo Deferred Compensation Plan as of the Distribution Date, any excess asset value will be divided between the RemainCo rabbi trust and the SpinCo rabbi trust in proportion to the benefit liabilities of the RemainCo Deferred Compensation Plan and the SpinCo Deferred Compensation Plan, respectively, following the transfer of liabilities as provided in Section 6.2. If the total value of the assets held in the RemainCo rabbi trust is less than the value of the total benefit liabilities under the RemainCo Deferred Compensation Plan as of the Distribution Date, the asset value will be divided between the RemainCo rabbi trust and the SpinCo rabbi trust in proportion to the benefit liabilities of the RemainCo Deferred Compensation Plan and the SpinCo Deferred Compensation Plan, respectively. The assets transferred from the RemainCo rabbi trust to the SpinCo rabbi trust will be transferred in kind, and RemainCo and SpinCo shall agree on the division of specific assets with the understanding that corporate owned life insurance policies in the RemainCo rabbi trust on the lives of SpinCo Employees shall be transferred to the SpinCo rabbi trust; to the extent the asset allocation formula above permits, corporate owned life insurance policies in the RemainCo rabbi trust on the lives of Former SpinCo Employees also shall be transferred to the SpinCo rabbi trust; and to the extent the asset allocation formula above permits, assets other than corporate owned life insurance policies shall remain in the RemainCo rabbi trust.

Section 6.4 Cooperation for Annual Enrollment. The Parties agree that, until the end of the first enrollment period after the Distribution Date or such earlier or later date as mutually agreed by RemainCo and SpinCo, they will work cooperatively to utilize the existing administrative structure and service providers for the RemainCo Deferred Compensation Plan to engage in an annual enrollment process for all eligible SpinCo Employees and RemainCo Employees, consistent with past practice, regardless of whether such enrollment process has concluded as of the Distribution Date.

ARTICLE VII

WELFARE PLANS

Section 7.1 Establishment of RemainCo Welfare Plans.

(a) Except as provided below, the members of the RemainCo Group who had previously adopted a SpinCo Welfare Plan and were participating employers therein on the day before the Employee Transfer Date (“Participating RemainCo Employers”) will, at 11:59 p.m. on that date, withdraw from such participation, and, effective as of the Employee Transfer Date, one or more of the Participating RemainCo Employers has assumed sponsorship, under newly established welfare plans, of the coverage and benefits which were offered under such plans to the RemainCo Employees and the Former RemainCo Employees (and their eligible spouses and dependents as the case may be) of the Participating RemainCo Employers (collectively, the “RemainCo Welfare Plan Participants”). Such coverage and benefits shall then be provided to the RemainCo Welfare Plan Participants on an uninterrupted basis under the newly established RemainCo Welfare Plans which shall contain substantially the same benefit provisions as in effect under the corresponding SpinCo Welfare Plan on the day before the Employee Transfer Date. Except as provided below, effective as of the Employee Transfer Date, liabilities relating to the RemainCo Welfare Plan Participants shall be spun off from each SpinCo Welfare Plan and allocated to the corresponding new RemainCo Welfare Plan.

(b) As a result of withdrawal from participation in the SpinCo Welfare Plans by the Participating RemainCo Employers, the RemainCo Welfare Plan Participants ceased to be eligible for coverage under the SpinCo Welfare Plans at 11:59 p.m. on the day before the Employee Transfer Date, RemainCo Welfare Plan Participants shall not participate in any SpinCo Welfare Plans on and after the Employee Transfer Date, unless they shall become employed after such date by any member of the SpinCo Group that participates in such plans and meet the terms and conditions of participation thereunder. SpinCo Employees and Former SpinCo Employees shall not participate in any RemainCo Welfare Plans, unless they shall become employed on and after the Employee Transfer Date by any member of the RemainCo Group that participates in such plans and meet the terms and conditions of participation thereunder.

Section 7.2 Transitional Matters Under SpinCo Welfare Plans.

(a) Treatment of Claims Incurred.

(i) Self-Insured Benefits. RemainCo has assumed and is responsible for the funding of payment for any unpaid covered claim and eligible expense:

(A) Incurred by any RemainCo Welfare Plan Participant prior to the Employee Transfer Date under a SpinCo Welfare Plan that is not described in section 7.2(a)(ii) below, to the extent such participant has coverage under such plan as, or through, an employee or former employee of a Participating RemainCo Employer on the date such claim or expense is incurred; or

(B) Incurred by any RemainCo Employee or Former RemainCo Employee prior to the Employee Transfer Date under a SpinCo Benefit Arrangement that is not described in section 7.2(a)(ii) below. No member of the SpinCo Group shall be responsible for any liability with respect to any such claims or expenses.

(ii) Insured Benefits. With respect to benefits that, prior to the Employee Transfer Date, were provided for under the SpinCo Welfare Plans through the purchase of insurance, SpinCo shall cause the SpinCo Welfare Plans to fully perform, pay and discharge all claims of RemainCo Welfare Plan Participants that were incurred prior to the Employee Transfer Date.

(iii) Claims Incurred. Effective on the Distribution Date, RemainCo shall be responsible for the stop loss contract maintained by it immediately prior to the Distribution Date and SpinCo shall be responsible for the stop loss contract maintained by it immediately prior to the Distribution Date. For purposes of this Section 7.2(a), a claim or liability is deemed to be incurred prior to the Distribution Date shall continue to be covered under the applicable stop loss contract of RemainCo or SpinCo.

(b) Credit for Deductibles and Other Limits. With respect to each RemainCo Welfare Plan Participant, the RemainCo Welfare Plans will give credit for the plan year which includes the Distribution Date for any amount paid, number of services obtained or visits provided under the comparable type SpinCo Welfare Plan by such RemainCo Welfare Plan Participant in such plan year toward deductibles, out-of-pocket maximums, limits on number of services or visits, or other similar limitations to the extent such amounts are taken into account under the comparable type SpinCo Welfare Plan. For purposes of any life-time maximum benefit limit payable to a RemainCo Welfare Plan Participant under any RemainCo Welfare Plan, the RemainCo Welfare Plans will recognize any expenses paid or reimbursed by a SpinCo Welfare Plan with respect to such participant prior to the Employee Transfer Date to the same extent such expense payments or reimbursements would be recognized in respect of an active plan participant under that SpinCo Welfare Plan.

(c) COBRA. Effective as of the Employee Transfer Date, SpinCo has assumed and will satisfy all requirements under COBRA with respect to all SpinCo Employees and Former SpinCo Employees and their qualified beneficiaries, including for individuals who are already receiving benefits as of such date under COBRA.

Section 7.3 Continuity of Benefits, Benefit Elections and Beneficiary Designations.

(a) Benefit Elections and Designations. As of the Employee Transfer Date (or such other date provided for under this Agreement), RemainCo has caused the RemainCo Welfare Plans to recognize and give effect to all elections and designations (including all coverage and contribution elections and beneficiary designations) made by each RemainCo Welfare Plan Participant under, or with respect to, the corresponding SpinCo Welfare Plan for plan year which includes the Distribution Date.

(b) Health Savings Accounts and Flexible Spending Accounts. Before the Distribution Date, RemainCo shall, or shall cause a member of the RemainCo Group to, establish a Welfare Plan that will provide health savings account and flexible spending account benefits to RemainCo Employees on and after the Distribution Date (a “RemainCo Plan”). It is the intention of the Parties that all activity under a RemainCo Employee’s health savings account and flexible spending account under a SpinCo Welfare Plan (a “SpinCo Plan”) for the year in which the Distribution Date occurs be treated instead as activity under the corresponding account under the RemainCo health savings account and flexible spending account , such that (i) any period of participation by a RemainCo Employee in a SpinCo Plan during the year in which the Distribution Date occurs will be deemed a period when such RemainCo Employee participated in the corresponding RemainCo Plan; (ii) all expenses incurred during such period will be deemed incurred while such RemainCo Employee’s coverage was in effect under the corresponding SpinCo Plan; (iii) all elections and reimbursements made with respect to such period under the SpinCo Plan will be deemed to have been made with respect to the corresponding RemainCo Plan; and (iv) for purposes of determining the total annual employer contribution made on behalf of a RemainCo Employee, employer contributions made with respect to such period under the SpinCo Plan will be deemed to have been made with respect to the corresponding RemainCo Plan. The Parties shall use commercially reasonable efforts to ensure that as of the Distribution Date any health or dependent care flexible spending accounts of RemainCo Employees (whether positive or negative) (the “Transferred Account Balances”) under SpinCo Welfare Plans that are health or dependent care flexible spending account plans are transferred to the extent deemed necessary or appropriate by the administrator of the SpinCo Welfare Plans, as soon as administratively practicable after the Distribution Date, from the SpinCo Welfare Plans to the corresponding RemainCo Welfare Plans. Such RemainCo Welfare Plans shall assume responsibility as of the Distribution Date for all outstanding health or dependent care claims under the corresponding SpinCo Welfare Plans of each RemainCo Employee for the year in which the Distribution Date occurs and shall assume and agree to perform the obligations of the corresponding SpinCo Welfare Plans from and after the Distribution Date.

Section 7.4 Insurance Contracts. To the extent any SpinCo Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, RemainCo and SpinCo will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for RemainCo (except to the extent changes are required under applicable state insurance laws) and to maintain any pricing discounts or other preferential terms for both RemainCo and SpinCo for a reasonable term. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges or administrative fees that such Party may incur pursuant to this Section 7.4.

Section 7.5 Third-Party Vendors. Except as provided below, to the extent any SpinCo Welfare Plan is administered by a third-party vendor, RemainCo and SpinCo will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for SpinCo and to maintain any pricing discounts or other preferential terms for both RemainCo and SpinCo for a reasonable term. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges or administrative fees that such Party may incur pursuant to this Section 7.5.

Section 7.6 Claims Experience. Notwithstanding the foregoing, RemainCo and SpinCo shall use commercially reasonable efforts to ensure that any claims experience under the SpinCo Welfare Plans attributable to RemainCo Welfare Beneficiaries shall be available to the RemainCo Welfare Plans, as permitted by any applicable privacy protection laws or regulations or Privacy Contracts.

Section 7.7 Allocation of Demutualization Proceeds. To the extent demutualization or similar proceeds were paid or credited to the SpinCo Group or a SpinCo Welfare Plan prior to the Employee Transfer Date with respect to an insurance contract that funded a SpinCo Welfare Plan covering RemainCo Welfare Plan Participants and such proceeds remain unallocated as of the Employee Transfer Date, SpinCo shall transfer to RemainCo as soon as practicable following the Employee Transfer Date a pro rata portion of such proceeds, according to the proportion of the total number of RemainCo Employees and Former RemainCo Employees participating in such plan as of the day before the Employee Transfer Date to the total number of employees participating in such plan as of the day before the Employee Transfer Date.

Section 7.8 Transition Services Agreement. The Parties acknowledge that the RemainCo Group or the SpinCo Group may provide administrative services for certain of the other Party’s benefit programs for a transitional period under the terms of the TSA. The Parties agree to enter into a business associate agreement (if required by applicable health information privacy laws) in connection with the TSA. Further, notwithstanding anything in this Agreement to the contrary, the requirements set forth in this Article VII shall be subject to the terms and conditions of the TSA between the RemainCo Group and the SpinCo Group.

ARTICLE VIII

BENEFIT ARRANGEMENTS

Except as otherwise provided under this Agreement, effective as of the Employee Transfer Date, RemainCo Employees and Former RemainCo Employees are no longer eligible to participate in any SpinCo Benefit Arrangement.

ARTICLE IX

WORKERS’ COMPENSATION AND UNEMPLOYMENT COMPENSATION

Section 9.1 General Principles. Subject to Section 9.2, effective as of the Employee Transfer Date, (a) SpinCo shall have (and, to the extent it has not previously had such obligations, assume) the obligations for all claims and liabilities relating to workers’ compensation and unemployment compensation benefits for all SpinCo Employees and Former SpinCo Employees and (b) RemainCo shall have (and, to the extent it has not previously had such obligations, assume) the obligations for all claims and liabilities relating to workers’ compensation and unemployment compensation benefits for all RemainCo Employees and Former RemainCo Employees.

Section 9.2 Crossover Claims. Section 9.1 shall not apply to a workers’ compensation claim of a SpinCo Employee, Former SpinCo Employee, RemainCo Employee or Former RemainCo Employee attributable to or arising in connection with work or services by such employee or former employee prior to the Employee Transfer Date and which (a) arises in connection with (i) both (A) work or services performed for the RemainCo Business and (B) work or services performed for the SpinCo Business or (ii) work or services performed for both the RemainCo Business and the SpinCo Business, (b) arises in connection with work or services performed by a SpinCo Employee or Former SpinCo Employee on behalf of a member of the RemainCo Group in the normal course of such employee’s duties, or (c) arises in connection with work or services performed by a RemainCo Employee or Former RemainCo Employee on behalf of a member of the SpinCo Group in the normal course of such employee’s duties (any such claim in (a), (b) or (c), a “Crossover Claim”). With respect to any Crossover Claim, effective as of the Employee Transfer Date, (i) SpinCo shall have (and to the extent it has not previously had such obligations, assume) the obligations for all Crossover Claims for which the last injurious exposure occurred at a location owned or operated by an SpinCo Group Member, and (ii) RemainCo shall have (and to the extent it has not previously had such obligations, assume) the obligations for all Crossover Claims for which the last injurious exposure occurred at a location owned or operated by a Parent Group Member. In the event that ownership or operation of such a location is not known with respect to a Crossover Claim, responsibility for the claim will be allocated to SpinCo if the employee was employed by an SpinCo Group Member at the time of last injurious exposure and to RemainCo if the employee was employed by a Parent Group Member at the time of last injurious exposure.

Section 9.3 Additional Details. SpinCo and RemainCo shall use commercially reasonable efforts to provide that workers’ compensation and unemployment insurance costs are not adversely affected for either of them by reason of the Distribution. For the avoidance of doubt, the obligations for a workers’ compensation claim will be allocated between the Parties in accordance with Section 9.1 or 9.2, as applicable, even if the claim is registered or becomes registered by the state workers’ compensation authority in the name of a Party (or the Affiliate of a Party) other than the Party to which the claim is allocated in accordance with Section 9.1 or 9.2, as applicable. The Party to which a workers’ compensation claim is allocated pursuant to Sections 9.1 and 9.2 shall be responsible for all related costs and expenses, including compensation payments, medical payments, Disabled Workers’ Relief Fund payments, self-insured assessments, legal fees and expenses, administration costs and expenses, and violations of specific safety requirement assessments/fines.

ARTICLE X

EMPLOYMENT, SEVERANCE AND OTHER MATTERS

Section 10.1 Employment, Severance, Change-in-Control and Retention Agreements.

(a) SpinCo Obligations. Effective as of the Employee Transfer Date, RemainCo hereby assigns to SpinCo, and SpinCo hereby accepts such assignment and assumes, RemainCo’s rights and obligations arising under the employment, severance, change-in-control, retention and similar agreements listed on Schedule 10.1(a)(i) (the “SpinCo Obligations”), and SpinCo agrees to honor the terms and conditions of those agreements applicable to SpinCo as a successor under the terms of such agreements. Except for SpinCo’s assumption of such agreements as described above, the terms of such agreements shall in all other respects be unaffected. The Parties agree that the SpinCo Employees who are covered by the employment, severance, change-in-control, retention and similar agreements described above are express beneficiaries of this Section 10.1(a). To the extent any of the SpinCo Obligations are paid by RemainCo, SpinCo shall promptly reimburse RemainCo for all such payments made pursuant to the agreements listed on Schedule 10.1(a)(ii), including RemainCo’s share of the related payroll taxes, but in no event later than 30 days following SpinCo’s receipt of RemainCo’s written notice of such payments.

(b) RemainCo Obligations. RemainCo shall continue to be responsible for and remain obligated under the employment, severance, change-in-control, retention and similar agreements described in Schedule 10.1(b) and agrees to honor the terms and conditions of those agreements.

(c) Additional Obligations. SpinCo and RemainCo shall each be solely responsible for any other employment arrangement entered into by any member of the SpinCo Group or any member of the RemainCo Group, respectively, and that are not otherwise allocated by this Agreement to a member of either the RemainCo Group or the SpinCo Group.

(d) Effect on Equity Awards. Notwithstanding any provision of this Article X, and except as otherwise provided in Article III, RemainCo shall remain responsible for administering and settling the RemainCo Equity Compensation Awards, and SpinCo shall remain responsible for administering and settling the SpinCo Equity Compensation Awards. Any provision in an employment, severance, change-in-control, retention and similar agreements described in Schedule 10.1(a) or 10.1(b) which provides for the accelerated vesting of equity awards shall apply in accordance with its terms to RemainCo Equity Compensation Awards and SpinCo Equity Compensation Awards on and after the Employee Transfer Date.

Section 10.2 Severance Plan. On and after the Employee Transfer Date, (i) RemainCo shall have no liability or obligation under any RemainCo severance plan or policy with respect to SpinCo Employees, Former SpinCo Employees and those individuals listed on Schedule 10.2(i), including under the RemainCo Group’s Executive Severance Pay Plan and (ii) SpinCo shall have no liability or obligation under any SpinCo severance plan or policy with respect to RemainCo Employees, Former RemainCo Employees and those individuals listed on Schedule 10.2(ii), including under the SpinCo Group’s Executive Severance Pay Plan. Except as otherwise provided in this Agreement, effective on and after the Employee Transfer Date, SpinCo shall assume and shall be responsible for administering all payments and benefits under the applicable RemainCo severance policies or any termination agreements with Former SpinCo Employees whose employment terminated prior to the Employee Transfer Date for an eligible reason under such policies or in accordance with such agreements.

Section 10.3 Accrued Time Off. SpinCo shall recognize and assume all liability for all vacation, holiday, sick leave, flex days, personal days and paid-time off with respect to SpinCo Employees, and SpinCo shall credit each SpinCo Employee with such accrual effective as of the Employee Transfer Date.

Section 10.4 Leaves of Absence. SpinCo will continue to apply the appropriate leave of absence policies applicable to inactive SpinCo Employees who are on an approved leave of absence as of the Employee Transfer Date. Leaves of absence taken by SpinCo Employees prior to the Employee Transfer Date shall be deemed to have been taken as employees of a member of the SpinCo Group.

Section 10.5 Director Programs. RemainCo shall retain responsibility for the payment of any fees payable in respect of service on the RemainCo Board of Directors that are payable but not yet paid as of the Employee Transfer Date, including responsibility for the fees payable under the Amended and Restated Compensation Plan for Non-Employee Directors, and SpinCo shall not have any responsibility for any such payments. Until the first annual meeting of RemainCo following the Distribution Date, RemainCo shall continue to maintain the Amended and Restated Compensation Plan for Non-Employee Directors on the substantially the same terms and conditions as in effect immediately prior to the Distribution Date, except for such modifications that are required to comply with applicable law or necessary and appropriate to reflect the Distribution. Until the first annual meeting of SpinCo following the Distribution Date, SpinCo shall maintain a non-employee director compensation plan containing terms and conditions substantially the same as RemainCo’s Amended and Restated Plan for Non-Employee Directors as in effect immediately prior to the Distribution Date, except for such modifications that are required to comply with applicable law or necessary and appropriate to reflect the Distribution.

Section 10.6 Restrictive Covenants in Employment and Other Agreements.

(a) To the fullest extent permitted by the agreements described in this Section 10.6(a) and applicable law, RemainCo hereby assigns, or shall cause a member of the RemainCo Group to assign, to SpinCo or a member of the SpinCo Group, as designated by SpinCo, all agreements containing restrictive covenants (including confidentiality and non-competition provisions) between a member of the RemainCo Group and a SpinCo Employee or Former SpinCo Employee, with such assignment effective as of the Employee Transfer Date. To the extent that assignment of such agreements is not permitted, effective as of the Employee Transfer Date, each member of the SpinCo Group shall be considered to be a successor to each member of the RemainCo Group for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality and non-competition provisions) between a member of the RemainCo Group and a SpinCo Employee or Former SpinCo Employee whom SpinCo reasonably determines have substantial knowledge of the business activities of the SpinCo Group, such that each member of the SpinCo Group shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the SpinCo Group; provided, however, that in no event shall RemainCo be permitted to enforce such restrictive covenant agreements against SpinCo Employees or Former SpinCo Employees for action taken in their capacity as employees of a member of the SpinCo Group.

(b) To the fullest extent permitted by the agreements described in this Section 10.6(b) and applicable law, SpinCo hereby assigns, or shall cause a member of the SpinCo Group to assign, to RemainCo or a member of the RemainCo Group, as designated by RemainCo, all agreements containing restrictive covenants (including confidentiality and non-competition provisions) between a member of the SpinCo Group and a RemainCo Employee or Former RemainCo Employee, with such assignment effective as of the Employee Transfer Date. To the extent that assignment of such agreements is not permitted, effective as of the Employee Transfer Date, each member of the RemainCo Group shall be considered to be a successor to each member of the SpinCo Group for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality and non-competition provisions) between a member of the SpinCo Group and a RemainCo Employee or Former RemainCo Employee whom RemainCo reasonably determines have substantial knowledge of the business activities of the RemainCo Group, such that RemainCo and each member of the RemainCo Group shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the RemainCo Group; provided, however, that in no event shall SpinCo be permitted to enforce such restrictive covenant agreements against RemainCo Employees or Former RemainCo Employees for action taken in their capacity as employees of a member of the RemainCo Group.

Section 10.7 Non-Solicitation.

(a) During the 18 month period commencing on the Distribution Date (“Non-Solicitation Period”), RemainCo will not, directly or indirectly, on its own behalf or in conjunction with any person or legal entity, recruit, solicit, or induce, or attempt to recruit, solicit or induce, or hire SpinCo’s Chief Executive Officer or any of those employees reporting directly to SpinCo’s Chief Executive Officer at any time during the Non-Solicitation Period to terminate their employment relationship with the SpinCo Group. The foregoing restriction does not include the placement of general advertisements for employment with the RemainCo Group in the same types of print or electronic publications used by the RemainCo Group to advertise for employment prior to the Distribution Date and consistent with RemainCo Group practice prior to the Distribution Date or hiring any individual who responds to such general advertisements. RemainCo will advise any third parties recruiting on RemainCo’s behalf of the obligation set forth in this Section 10.7 and will direct those third parties to comply with that obligation.

(b) During the Non-Solicitation Period, SpinCo will not, directly or indirectly, on its own behalf or in conjunction with any person or legal entity, recruit, solicit, or induce, or attempt to recruit, solicit or induce, or hire RemainCo’s Chief Executive Officer or any of those employees reporting directly to RemainCo’s Chief Executive Officer at any time during the Non-Solicitation Period to terminate their employment relationship with the RemainCo Group. The foregoing restriction does not include the placement of general advertisements for employment with the SpinCo Group in the same types of print or electronic publications used by the SpinCo Group to advertise for employment prior to the Distribution Date and consistent with SpinCo Group practice prior to the Distribution Date or hiring any individual who responds to such general advertisements. SpinCo will advise any third parties recruiting on SpinCo’s behalf of the obligation set forth in this Section 10.7 and will direct those third parties to comply with that obligation.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1 Preservation of Rights to Amend. The rights of each member of the RemainCo Group and each member of the SpinCo Group to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 11.2 Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith that is not otherwise public through no fault of such Party is confidential and is subject to the terms of the confidentiality provisions set forth in the Separation Agreement.

Section 11.3 Administrative Complaints/Litigation.

(a) Except as otherwise provided in this Agreement, on and after the Employee Transfer Date, SpinCo shall assume, and be solely liable for, the handling, administration, investigation and defense of actions, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims asserted at any time against RemainCo or any member of the RemainCo Group by any SpinCo Employee or Former SpinCo Employee (including any dependent or beneficiary of any such Employee) or any other person, to the extent such actions or claims arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant or otherwise) to or with respect to the business activities of any member of the SpinCo Group, whether or not such employment or services were performed before or after the Distribution.

(b) Except as otherwise provided in this Agreement, on and after the Employee Transfer Date, RemainCo shall assume, and be solely liable for, the handling, administration, investigation and defense of actions, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims asserted at any time against SpinCo or any member of the SpinCo Group by any RemainCo Employee or Former RemainCo Employee (including any dependent or beneficiary of any such Employee) or any other person, to the extent such actions or claims arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant or otherwise) to or with respect to the business activities of any member of the RemainCo Group, whether or not such employment or services were performed before or after the Distribution.

(c) To the extent that any legal action relates to a putative or certified class of plaintiffs, which includes both RemainCo Employees (or Former RemainCo Employees) and SpinCo Employees (or Former SpinCo Employees) and such action involves employment or benefit plan related claims, reasonable costs and expenses incurred by the Parties in responding to such legal action shall be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of Employees included in or represented by the putative or certified plaintiff class. The procedures contained in the indemnification and related litigation cooperation provisions of the Separation Agreement shall apply with respect to each Party’s indemnification obligations under this Section 11.3.

Section 11.4 Reimbursement and Indemnification. Except as otherwise provided in the TSA, RemainCo and SpinCo hereto agrees to reimburse the other Party, within 60 days of receipt from the other Party of reasonable verification, for all costs and expenses which the other Party may incur on its behalf as a result of any of the respective RemainCo and SpinCo Retirement Plans, Deferred Compensation Plans Welfare Plans, and Benefit Arrangements. All liabilities retained, assumed or indemnified against by SpinCo pursuant to this Agreement, and all liabilities retained, assumed or indemnified against by RemainCo pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Separation Agreement. Notwithstanding anything to the contrary, (i) no provision of this Agreement shall require any member of the SpinCo Group to pay or reimburse to any member of the RemainCo Group any benefit-related cost item that a member of the SpinCo Group has previously paid or reimbursed to any member of the RemainCo Group; and (ii) no provision of this Agreement shall require any member of the RemainCo Group to pay or reimburse to any member of the SpinCo Group any benefit-related cost item that a member of the RemainCo Group has previously paid or reimbursed to any member of the SpinCo Group.

Section 11.5 Costs of Compliance with Agreement. Except as otherwise provided in this Agreement or any other Ancillary Agreement, each Party shall pay its own expenses in fulfilling its obligations under this Agreement.

Section 11.6 Fiduciary Matters. RemainCo and SpinCo each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any liabilities caused by the failure to satisfy any such responsibility.

Section 11.7 Form S-8. Before the Distribution or as soon as reasonably practicable thereafter and subject to applicable law, SpinCo shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering under the Securities Act of 1933 the offering of a number of shares of SpinCo Common Stock at a minimum equal to the number of shares subject to the SpinCo Equity Compensation Awards. SpinCo shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any SpinCo Equity Compensation Awards may remain outstanding.

Section 11.8 Entire Agreement. This Agreement, together with the documents referenced herein (including the Separation Agreement, the Ancillary Agreements and the plans and agreements referenced herein), constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. To the extent any provision of this Agreement conflicts with the provisions of the Separation Agreement, the provisions of this Agreement shall be deemed to control with respect to the subject matter hereof.

Section 11.9 Binding Effect; No Third-Party Beneficiaries; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. None of this Agreement or any of the rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Party to this Agreement being so assigned or delegated, and any such assignment without such prior written consent shall be null and void. No such consent shall be required for the assignment of a Party’s rights and obligations under this Agreement if: (a) any party to this Agreement (or any of its successors or permitted assigns) (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving business entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and/or assets to any Person; and (b) in any such case, the resulting, surviving or assignee Person expressly assumes all of the obligations of the relevant party (or its successors or permitted assigns, as applicable) under this Agreement. No assignment permitted by this Section 11.9 shall release the assigning party from liability for the full performance of its obligations under this Agreement.

Section 11.10 Amendment. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom enforcement of such waiver, amendment, supplement or modification is sought.

Section 11.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay of any Party (or its applicable Group members) in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the waiving Party. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 11.12 Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when delivered or mailed in accordance with the provisions of the Separation Agreement.

Section 11.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Each Party acknowledges that it and the other Party may execute this Agreement by manual, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms a stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it shall not assert that any such signature or delivery is not adequate to bind it to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date hereof) and delivered in person, by mail or by courier.

Section 11.14 Severability. In the event that any one or more of the terms or provisions of this Agreement the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, or the application of such term or provision to Persons or circumstances or in jurisdictions other than those as to which it has been determined to be invalid, illegal or unenforceable, and the Parties shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent of the Parties. Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the parties as reflected by this Agreement. To the extent permitted by applicable Law, each party waives any term or provision of Law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

Section 11.15 Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia irrespective of the choice of laws principles of the State of Georgia, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 11.16 Dispute Resolution. Except as specifically provided in this Agreement, in the event of any controversy, dispute or claim (a “Dispute”) arising out of or relating to any Party’s rights or obligations under this Agreement (whether arising in contract, tort or otherwise), such Dispute shall be resolved in accordance with the dispute resolution process referred to in Article XI of the Separation Agreement.

Section 11.17 Performance. Each of RemainCo and SpinCo shall cause to be performed, and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any member of the RemainCo Group and any member of the SpinCo Group, respectively. The Parties each agree to take such further actions and to execute, acknowledge and deliver, or to cause to be executed, acknowledged and delivered, all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 11.18 Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against any Party.

Section 11.19 Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated prior to the Distribution Date, this Agreement shall be of no further force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by a duly authorized officer as of the date first written above.

AARON’S HOLDINGS COMPANY, INC.

By:	/s/ Steven A. Michaels
Name: Steven A. Michaels
Title: Chief Executive Officer, Progressive Leasing

THE AARON’S COMPANY, INC.

By:	/s/ Douglas A. Lindsay
Name: Douglas A. Lindsay
Title: Chief Executive Officer

[Signature Page to Employee Matters Agreement]